Exhibit 99.1

Press Release

Clean Harbors Announces

Follow-On Offering of Common Stock

Norwell, MA — April 17, 2008 — Clean Harbors, Inc. (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, announced it has filed today a shelf registration statement, which became effective on filing, and a preliminary prospectus supplement with the Securities and Exchange Commission for a proposed follow-on public offering of 2,500,000 shares of its common stock.  All shares will be offered by the Company.  In addition, the Company has granted the underwriters an option to purchase up to an additional 375,000 shares to cover over allotments, if any.  The public offering price has not yet been determined.  The Company expects to use the net proceeds of the offering toward one or more of the following:  potential future acquisitions, repayment of debt and working capital.

Goldman, Sachs & Co. is acting as the sole book-running manager of the offering.  Credit Suisse Securities (USA) LLC and Merrill Lynch & Co. are acting as senior co-managers, and RBC Capital Markets Corporation, Needham & Company, LLC and Wedbush Morgan Securities Inc. are acting as co-managers.

The common stock will be offered only pursuant to a prospectus supplement to the effective registration statement (including a prospectus) filed April 17, 2008.  The preliminary prospectus supplement related to the offering as filed with the Securities and Exchange Commission is available on the SEC’s website www.sec.gov.  A printed copy of the preliminary prospectus supplement relating to the offering may be obtained by contacting Goldman, Sachs & Co., Attn: Prospectus Dept., 85 Broad Street, New York, NY 10004, Fax: 212-902-9316 or email at prospectus-ny@ny.email.gs.com.

This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Clean Harbors, Inc.

Clean Harbors is North America’s leading provider of environmental and hazardous waste management services. Headquartered in Norwell, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission.  Furthermore, all financial information in this press release is based on preliminary data and is subject to the final closing of the Company’s books and records.

A variety of factors beyond the control of the Company may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to manage the significant environmental liabilities that it assumed in connection with the CSD and other acquisitions;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on the Investor portal of the Company’s Web Page at www.cleanharbors.com.

Contact:

James M. Rutledge	Bill Geary
Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5130
InvestorRelations@cleanharbors.com

Jim Buckley
Executive Vice President
Sharon Merrill Associates, Inc.
617.542.5300
clhb@investorrelations.com